EXHIBIT 23.1

[MOORE STEPHENS FROST PLC LETTERHEAD]

INDEPENDENT AUDITOR’S CONSENT

The Board of Directors

Midwest Investors of Renville, Inc.

   d/b/a/ Golden Oval Eggs

We consent to the use in this Registration Statement of Golden Oval Eggs, LLC on Form S-4 of our report dated October 10, 2003, on the financial statements of Midwest Investors of Renville, Inc. d/b/a/ Golden Oval Eggs appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s Moore Stephens Frost
Moore Stephens Frost

Little Rock, Arkansas

February 5, 2004